Exhibit 99.1

FOR IMMEDIATE RELEASE

Supernus Pharmaceuticals Reports Third Quarter 2012 Financial Results

Rockville, MD, November 7, 2012 —Supernus Pharmaceuticals, Inc. (NASDAQ: SUPN), a specialty pharmaceutical company, reported in the November 2, 2012 filing of the Form 10-Q consolidated financial results for the three and nine months ended September 30, 2012, and provided an update on key accomplishments to date.

Third quarter 2012 Financial Results

•                  Cash, cash equivalents, unrestricted marketable securities and long-term investments of $62.5 million at September 30, 2012.

•                  Research and development (R&D) expense for third quarter 2012 was $8.3 million compared with $8.4 million in 2011.  This decrease is attributable to lower clinical trial costs for Trokendi XRTM.

•                  Selling, general and administrative (SG&A) expense for third quarter 2012 was $4.1 million compared with $1.5 million in 2011. The increase was primarily due to higher sales and marketing expenses associated with preparing for launches of Oxtellar XRTM and Trokendi XRTM.

•                  Net loss applicable to common shareholders for third quarter 2012 was $13.5 million or $0.55 per common share (based on 24.5 million weighted average diluted shares outstanding), compared with $10.6 million, or $6.64 per common share, for 2011 (based on 1.6 million weighted average diluted shares outstanding). Net loss per share decreased due to the significant number of common shares issued in May 2012 in connection with our IPO.

Nine months ended September 30, 2012 Financial Results

•                  R&D expense for the first nine months of 2012 was $18.4 compared with $23.1 million in 2011.  This decrease was primarily due to the conclusion of the Oxtellar XRTM and Trokendi XRTM clinical trials in 2011.

•                  SG&A expense for the first nine months of 2012 was $11.5 million compared with $5.1 million in 2011. The increase was primarily due to an increase in sales and marketing costs associated with preparing for launches of Oxtellar XRTM and Trokendi XRTM.

•                  Net loss applicable to common shareholders for the first nine months of 2012 was $33.9 million or $2.36 per common share (based on 14.4 million weighted average diluted shares outstanding), compared with $30.7 million, or $19.28 per common share, for 2011 (based on 1.6 million weighted average diluted shares outstanding). Net loss per share decreased due to the significant number of common shares issued in May 2012 in connection with our IPO.

Liquidity and Capital Resources

Our anticipated cash burn for 2012 continues to be in the range of $55 million to $60 million.  Based on our current plans, Supernus continues to anticipate that our current cash, cash equivalents and unrestricted marketable securities as of September 30, 2012 should be sufficient to fund operations into the second quarter of 2013.

About Supernus Pharmaceuticals, Inc.

Supernus Pharmaceuticals, Inc. is a specialty pharmaceutical company focused on developing and commercializing products for the treatment of central nervous system, or CNS, diseases.  The Company has one approved product for epilepsy, Oxtellar XRTM (extended release oxcarbazepine), and one tentatively approved product for epilepsy, Trokendi XRTM (extended release topiramate).  The company is also developing several product candidates in psychiatry to address large market opportunities in ADHD including ADHD patients with impulsive aggression. These product candidates include SPN-810 for impulsive aggression in ADHD and SPN-812 for ADHD.

Forward-Looking Statements:

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements do not convey historical information, but relate to predicted or potential future events that are based upon management’s current expectations. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. In addition to the factors mentioned in this press release, such risks and uncertainties include, but are not limited to, the Company’s ability to achieve profitability; the Company’s ability to raise sufficient capital to implement its corporate strategy; the implementation of the Company’s corporate strategy; the Company’s future financial performance and projected expenditures; the Company’s ability to enter into future collaborations with pharmaceutical companies and academic institutions or to obtain funding from government agencies; the Company’s product research and development activities, including the timing and progress of the Company’s clinical trials, and projected expenditures; the Company’s ability to receive, and the timing of any receipt of, regulatory approvals to develop and commercialize the Company’s product candidates; the Company’s respective PDUFA dates for product candidates and anticipated launch dates for its approved product and its tentatively approved product; the Company’s ability to protect its intellectual property and operate its business without infringing upon the intellectual property rights of others; the Company’s expectations regarding federal, state and foreign regulatory requirements; the therapeutic benefits, effectiveness and safety of the Company’s product candidates; the accuracy of the Company’s estimates of the size and characteristics of the markets that may be addressed by its product candidates; the Company’s ability to increase its manufacturing capabilities for its product candidates; the Company’s projected markets and growth in markets; the Company’s product formulations and patient needs and potential funding sources; the Company’s staffing needs; and other risk factors set forth from time to time in the Company’s SEC filings made pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended. The Company undertakes no obligation to update the information in this press release to reflect events or circumstances after the date hereof or to reflect the occurrence of anticipated or unanticipated events.

CONTACTS:

Jack Khattar, President & CEO

Gregory S. Patrick, Vice President and CFO

Supernus Pharmaceuticals, Inc.

Tel: (301) 838-2591

SUPERNUS PHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	December 31, 2011	September 30, 2012
		(unaudited)
Cash, cash equivalents and marketable securities	$48,544	$60,668
Other current assets	855	2,221
Total current assets	49,399	62,889
Property and equipment, net	1,310	1,384
Long Term Investments	—	1,804
Deferred financing costs	2,054	142
Other long-term assets	967	795
Total Assets	$53,730	$67,014

Accounts payable and accrued expenses	$11,625	$12,286
Secured notes payable, current	6,775	11,490
Other current liabilities	370	814
Total current liabilities	18,770	24,590
Secured notes payable, long-term	22,711	14,116
Other liabilities	2,806	3,677
Total Liabilities	44,287	42,383

Total Stockholders’ Equity	9,443	24,631
Total Liabilities & Stockholders Equity	$53,730	$67,014

SUPERNUS PHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Three months ended		Nine months ended
	September 30, 2011	September 30, 2012	September 30, 2011	September 30, 2012

Total revenues	$11	$91	$761	$391

Operating expenses:
Research and development	8,425	8,306	23,126	18,367
General and administrative	1,501	4,075	5,143	11,450
Total operating expenses	9,926	12,381	28,269	29,817

Operating loss	(9,915)	(12,290)	(27,508)	(29,426)
Other income (expense):
Interest income	3	39	29	91
Interest expense	(499)	(880)	(1,357)	(2,771)
Other income(expense)	260	(351)	30	(665)

Net loss from continuing operations	(10,151)	(13,482)	(28,806)	(32,771)
Discontinued operations	417	—	646	—
Net loss	$(9,734)	$(13,482)	$(28,160)	$(32,771)
Cumulative Dividends on Preferred Stock	$(858)	$—	$(2,573)	$(1,143)
Net loss attributable to common shareholders	$(10,592)	$(13,482)	$(30,733)	$(33,914)

Net loss per share - basic & diluted	$(6.64)	$(0.55)	$(19.28)	$(2.36)
Weighted average number of common shares	1,595,821	24,464,281	1,594,288	14,356,546